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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 22, 2005


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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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           Delaware                       1-11758              36-3145972
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
        incorporation)                                      Identification No.)

   1585 Broadway, New York, New York                    10036
(Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.


On November 22, 2005, Morgan Stanley (the "Company") entered into agreements (each, a "Restrictive Covenant Agreement") with each of John J. Mack, Chairman of the Board of Directors and Chief Executive Officer, and Zoe Cruz, Acting President, which, among other things, provide that each such individual (i) will provide written notice 180 days prior to the individual's resignation of employment with the Company, (ii) will not, during their employment with the Company and for 180 days afterward, attempt to persuade certain clients or customers, or certain prospective clients or customers, of the Company to discontinue or diminish their relationship or prospective relationship with the Company, (iii) will not, during their employment with the Company and for 180 days afterward, hire or solicit certain Company employees or encourage certain Company employees to leave the Company and (iv) will abide by the obligations of confidentiality set forth in the Company's Code of Conduct.


The above summary is qualified by the entirety of the terms and conditions set forth in the Form of Restrictive Covenant Agreement that is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits


       Exhibit
       Number     Description

         10       Form of Restrictive Covenant Agreement.













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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MORGAN STANLEY
                                   (Registrant)


                                    By:  /s/  Ronald T. Carman
                                         -----------------------------
                                         Name:   Ronald T. Carman
                                         Title:  Assistant Secretary


Date: November 22, 2005